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As filed with the Securities and Exchange Commission on August 10, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

DIRECTV
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

26-4772533
(I.R.S. Employer Identification Number)

2230 East Imperial Highway
El Segundo, California 90245
(310) 964-5000
(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

DIRECTV HOLDINGS LLC (Exact name of registrant as specified in its charter)	DIRECTV FINANCING CO., INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	Delaware (State or other jurisdiction of incorporation or organization)
25-1902628 (LR.S. Employer Identification Number)	59-3772785 (I.R.S. Employer Identification Number)
2230 East Imperial Highway El Segundo, California 90245 (310) 964-5000 (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)	2230 East Imperial Highway El Segundo, California 90245 (310) 964-5000 (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

and certain subsidiaries identified in the "Table of Additional Registrants" below

Larry D. Hunter
Executive Vice President and General Counsel
2230 East Imperial Highway
El Segundo, California 90245
(310) 964-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael E. Lubowitz, Esq.
Erika L. Weinberg, Esq.
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
(212) 310-8000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement as determined by the Registrants.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

           If any of the securities being registered on this Form are to he offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Debt Securities	(1)	(1)	(1)	(1)

Guarantees	(2)	(2)	(2)	(2)

(1)
An indeterminate aggregate offering price and number or amount of securities of each identified class is being registered as may from time to time be offered and sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933 (the "Securities Act"), the registrant is deferring payment of all of the registration fee.

(2)
Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is due for guarantees.

Table of Additional Registrants(1)(2)

Exact Name of Registrant as Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
DIRECTV Customer Services, Inc.	Delaware	95-4738537
DIRECTV, Inc.	California	95-4321465
DIRECTV Enterprises, LLC	Delaware	95-4511942
DIRECTV Home Services, LLC	Delaware	56-2466781
DIRECTV Merchandising, Inc.	Delaware	95-4523782
DIRECTV Operations, LLC	California	95-4511940
DIRECTV Programming Holdings I, Inc.	Delaware	20-2574763
DIRECTV Programming Holdings II, Inc.	Delaware	20-2574821
LABC Productions, LLC	California	20-3162838

(1)
The address and telephone number for each of the Additional Registrants, other than DIRECTV Customer Services, Inc. is 2230 East Imperial Highway, El Segundo, California 90245, (310) 964-5000. The address and telephone number for DIRECTV Customer Services, Inc. is 5800 N. Meeker Avenue, Boise, Idaho 83704, (208) 363-6000.

(2)
The name, address, including zip code, and telephone number, including area code, of agent for service for each of the Additional Registrants is Larry D. Hunter, Esq., c/o DIRECTV Holdings LLC, 2230 East Imperial Highway, El Segundo, California 90245, (310) 964-5000.

PROSPECTUS

DIRECTV HOLDINGS LLC
DIRECTV FINANCING CO., INC.
DEBT SECURITIES

DIRECTV CUSTOMER SERVICES, INC.
DIRECTV, INC.
DIRECTV ENTERPRISES, LLC
DIRECTV HOME SERVICES, LLC
DIRECTV MERCHANDISING, INC.
DIRECTV OPERATIONS, LLC
DIRECTV PROGRAMMING HOLDINGS I, INC.
DIRECTV PROGRAMMING HOLDINGS II, INC.
LABC PRODUCTIONS, LLC
GUARANTEES

        DIRECTV Holdings LLC ("DIRECTV Holdings") and DIRECTV Financing Co., Inc. ("DIRECTV Financing") may from time to time offer to sell their debt securities, which will be fully and unconditionally guaranteed by one or more of the additional registrants, each of which is a direct or indirect wholly-owned subsidiary of DIRECTV Holdings. Neither our parent company, The DIRECTV Group, Inc., nor its parent company, DIRECTV ("Parent") nor any of their respective subsidiaries, other than DIRECTV Holdings and certain of its subsidiaries and DIRECTV Financing will be obligors or guarantors on any debt securities.

        DIRECTV Holdings and DIRECTV Financing may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. DIRECTV Holdings and DIRECTV Financing will provide the specific plan of distribution for any securities to be offered in supplements to this prospectus. DIRECTV Holdings and DIRECTV Financing will provide specific terms of any securities to be offered in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

        The principal executive offices of the registrants are located at 2230 East Imperial Highway, El Segundo, California 90245, and their telephone number at that address is (310) 964-5000.

        Investing in the securities involves risks. See "Risk Factors" on page 3 of this prospectus to read about factors you should consider before investing in the securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement that contains a description of those securities.

The date of this prospectus is August 10, 2010

i

ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 (the "Securities Act-). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the securities described in this prospectus. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC's rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of the matters addressed in such statements.

        You should read this prospectus, any prospectus supplement and any free writing prospectus together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in "Where You Can Find More Information" below. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

        You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement and any free writing prospectus. We have not authorized anyone else to provide you with other information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement, any free writing prospectus or any document incorporated herein by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

        Unless otherwise stated, or the context otherwise requires, references in this prospectus to "we," "us" and "our" are to DIRECTV Financing, DIRECTV Holdings and its subsidiaries which are additional registrants and references to "Parent" refer to DIRECTV and its consolidated subsidiaries, including us.

WHERE YOU CAN FIND MORE INFORMATION

        DIRECTV Holdings, DIRECTV Financing and Parent are subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance with these requirements, we and Parent file reports and other information relating to our business, financial condition and other matters with the SEC. We and Parent are required to disclose in such reports certain information, as of particular dates, concerning operating results and financial condition, officers and directors, principal holders of shares, any material interests of such persons in transactions with us or Parent and other matters. Such filed reports and other information can be inspected and copied at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-732-0330.

        The SEC also maintains a website that contains reports and other information regarding registrants that file electronically with the SEC. The address of such site is: http://www.sec.gov.

        Parent's Internet website is www.directv.com. Parent makes available free of charge on such website its and our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, reports filed pursuant to Section 16 and amendments to those reports as soon as reasonably practicable after such materials are electronically filed or furnished to the SEC. Other than any documents expressly incorporated by reference, the information on Parent's website and any other website that is referred to in this prospectus supplement is not part of this prospectus supplement.

 INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus. which means that we can disclose important information to you by referring to those documents. We and Parent hereby "incorporate by reference" the documents listed below. The information that we or Parent file later with the SEC will automatically update and in some cases supersede the information in this prospectus and the documents listed below.

  •
  DIRECTV Holdings and DIRECTV Financing's Annual Report on Form 10-K/A for the year ended December 31, 2009, filed on August 10, 2010;

  •
  DIRECTV Holdings and DIRECTV Financing's Quarterly Report on Form 10-Q/A for the fiscal quarter ended March 31, 2010 filed on August 10, 2010 and for the fiscal quarter ended June 30, 2010 filed on August 10, 2010;

  •
  DIRECTV Holdings and DIRECTV Financing's Current Report on Form 8-K filed with the SEC on March 15, 2010;

  •
  Parent's Annual Report on Form 10-K/A for the year ended December 31, 2009, filed on August 10, 2010;

  •
  Parent's Quarterly Report on Form 10-Q/A for the fiscal quarter ended March 31, 2010 filed on August 10, 2010 and for the fiscal quarter ended June 30, 2010 filed on August 10, 2010;

  •
  Parent's Definitive Proxy Statement on Schedule 14A, filed on April 21, 2010;

  •
  Parent's Current Reports on Form 8-K filed with the SEC on January 7, 2010, February 17, 2010, April 6, 2010, June 7, 2010, June 18, 2010 and August 9, 2010; and

  •
  any of our future filings with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is completed; provided that this prospectus will not incorporate any information that we may furnish to the SEC under Item 2.02 or Item 7.01 of Form 8-K.

        Upon your oral or written request, we will provide you with a copy of any of these filings at no cost. Requests should be directed to Corporate Secretary, DIRECTV, 2230 East Imperial Highway, El Segundo, California 90245, Telephone No. (310) 964-5000.

 PROSPECTUS SUMMARY

Business

        We provide over 18.7 million subscribers with access to hundreds of channels of digital-quality video pictures and CD-quality audio programming that we transmit directly to subscribers' homes or businesses via high-powered geosynchronous satellites.

        We believe we provide one of the most extensive collections of programming available in the multi-channel video programming distribution, or MVPD, industry. Although we distribute more than 2,000 local channels—over 900 in high-definition—a subscriber generally receives only the local channels in the subscriber's home market. We provide local channel coverage in standard definition to markets covering over 95% of U.S. television households. In addition, we provide HD local channels to markets representing over 93% of U.S. television households. We recently expanded our offering of HD channels with the operation of the recently launched DIRECTV 12 satellite. In addition, we offer an on demand service named DIRECTV on DEMAND, which provides a selection of movie and television programs to our subscribers who have a broadband connection to their set-top receiver.

        We also provide premium professional and collegiate sports programming such as the NFL SUNDAY TICKET™ package, which allows subscribers to view the largest selection of NFL games available each Sunday during the regular season. Under our contract with the NFL, we have exclusive rights to provide this service through the 2014 season, including rights to provide related broadband, HD, interactive and mobile services.

        To subscribe to the DIRECTV® service, subscribers acquire receiving equipment from either us, our national retailers, independent satellite television retailers or dealers, or regional telephone companies, which we refer to as telcos. Most set-top receivers provided to new and existing subscribers are leased subsequent to the introduction of a lease program on March 1, 2006. The receiving equipment consists of a small receiving satellite dish antenna, a digital set-top receiver and a remote control, which we refer to as a DIRECTV System. After acquiring and installing a DIRECTV System, subscribers activate the DIRECTV service by contacting us and subscribing to one of our programming packages.

Corporate Information

        Our registered and principal executive offices are located at 2230 East Imperial Highway, El Segundo, California 90245, and the telephone number at that address is (310) 964-5000.

RISK FACTORS

        Investing in our securities involves risks. Before deciding to purchase any of our securities, you should carefully consider the discussion of risks and uncertainties under "Item 1A—Risk Factors" in our and Parent's Annual Reports on Form 10-K/A for the fiscal year ended December 31, 2009 and "Item 1A—Risk Factors" in our and Parent's Quarterly Reports on Form 10-Q/A for the fiscal quarter ended March 31, 2010 and for the fiscal quarter ended June 30, 2010, each of which is incorporated by reference in this prospectus, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any other documents incorporated by reference in this prospectus or in any applicable prospectus supplement or free writing prospectus. See the section entitled "Where You Can Find More Information" in this prospectus. The risks and uncertainties discussed in the documents incorporated hy reference in this prospectus are those we currently believe may materially affect us. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition and results of operations.

FORWARD-LOOKING STATEMENTS

        We have made forward-looking statements in this prospectus that are based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," "estimate," "anticipate," "intend," "plan," "foresee," "project" or the negative of these terms or similar expressions.

        Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements.

        The risk factors discussed under "Item 1A—Risk Factors" in our and Parent's Annual Reports on Form 10-K/A for the fiscal year ended December 31, 2009, and "Item 1A—Risk Factors" in our and Parent's Quarterly Reports on Form 10-Q/A for the fiscal quarter ended March 31, 2010 and for the fiscal quarter ended June 30, 2010, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any other documents incorporated by reference in this prospectus or in any applicable prospectus supplement or free writing prospectus, could cause our results to differ materially from those expressed in forward-looking statements. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include the risks described below.

  •
  Levels of competition are increasing.

  •
  We depend on others to produce programming and programming costs are increasing.

  •
  Increased subscriber churn or subscriber upgrade and retention costs could materially adversely affect our financial performance.

  •
  Our subscriber acquisition costs could materially increase.

  •
  Our ability to keep pace with technological developments is uncertain.

  •
  Our business relies on intellectual property, some of which is owned by third parties, and we may inadvertently infringe patents and proprietary rights of others.

  •
  Construction or launch delays on satellites could materially adversely affect our revenues and earnings.

  •
  Our satellites are subject to significant launch and operational risks.

  •
  The cost of commercial insurance coverage on our satellites or the loss of a satellite that is not insured could materially adversely affect our earnings.

  •
  Satellite programming signals have been stolen and may be stolen in the future, which could result in lost revenues and would cause us to incur incremental operating costs that do not result in subscriber acquisition.

  •
  The ability to maintain FCC licenses and other regulatory approvals is critical to our business.

  •
  Parent may have a significant indemnity obligation to Liberty Media, which is not limited in amount or subject to any cap, if parts of the merger transactions are treated as a taxable transaction.

  •
  We face risks arising from the outcome of various legal proceedings.

  •
  The other factors that are described in our and Parent's Annual Reports on Form 10-K/A for the year ended December 31, 2009.

        There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business. We expressly disclaim any obligation to update these forward-looking statements other than as required by law.

RATIO OF EARNING TO FIXED CHARGES

        The following table sets for the historical ratio of earnings to fixed charges for the periods indicated for both DIRECTV Holdings and Parent.

DIRECTV HOLDINGS

	Years ended December 31,					Six months ended June 30,
	2005	2006	2007	2008	2009	2009	2010
Ratio of earnings to fixed charges	2.84x	8.40x	8.74x	6.81x	6.26x	5.68x	7.65x

DIRECTV

	Years ended December 31,					Six months ended June 30,
	2005	2006	2007	2008	2009	2009	2010
Ratio of earnings to fixed charges	2.46x	7.52x	8.07x	6.71x	4.86x	5.56x	7.82x

USE OF PROCEEDS

        Unless otherwise stated in the prospectus supplement accompanying this prospectus or any applicable free writing prospectus, we will use the net proceeds from the sale of any debt securities that may be offered hereby for general corporate purposes. Such general corporate purposes may include, but are not limited to, reducing or refinancing our indebtedness or the indebtedness of our subsidiaries, financing possible acquisitions and distributions to Parent for such purposes or to repurchase shares of its common stock. The prospectus supplement relating to an offering will contain a more detailed description of the use of proceeds of any specific offering of securities.

DESCRIPTION OF SECURITIES

        We will set forth in the applicable prospectus supplement a description of the debt securities that may be offered under this prospectus.

NO PARENT GUARANTEES

        Neither DIRECTV nor any of its subsidiaries, other than DIRECTV Financing, DIRECTV Holdings and its subsidiaries, which are additional registrants, will be issuers or guarantors of the debt securities that may be offered under this prospectus or any prospectus supplement.

PLAN OF DISTRIBUTION

        We may sell the debt securities described in this prospectus from time to time in one or more transactions:

  •
  to purchasers directly;

  •
  to underwriters for public offering and sale by them;

  •
  through agents;

  •
  through dealers; or

  •
  through a combination of any of the foregoing methods of sale.

        We may sell the debt securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the debt securities. A prospectus supplement will describe the terms of any sale of debt securities we are offering hereunder. Direct sales may be arranged by a securities broker-dealer or other financial intermediary.

        The applicable prospectus supplement will name any underwriter involved in a sale of debt securities. Underwriters may offer and sell debt securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of debt securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of debt securities for whom they may act as agent. Underwriters may be involved in any at the market offering of debt securities by or on our behalf.

        Underwriters may sell debt securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

        Unless otherwise specified in the applicable prospectus supplement, the obligations of any underwriters to purchase debt securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the debt securities if any are purchased.

        The applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the debt securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

        We will name any agent involved in a sale of debt securities, as well as any commissions payable by us to such agent, in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

        If we utilize a dealer in the sale of the debt securities being offered pursuant to this prospectus, we will sell the debt securities to the dealer, as principal. The dealer may then resell the debt securities to the public at varying prices to be determined by the dealer at the time of resale.

        Underwriters, dealers and agents participating in a sale of the debt securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the debt securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, Weil, Gotshal & Manges LLP, will pass upon the validity of any debt securities and guarantees offered by DIRECTV Financing, DIRECTV Holdings and its subsidiaries, which are the additional registrants.

 EXPERTS

        The consolidated financial statements, and the related financial statement schedules, incorporated in the prospectus by reference from our and Parent's Annual Reports on Form 10-K/A for the year ended December 31, 2009, and the effectiveness of our and Parent's internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following statement sets forth the expenses of DIRECTV Holdings LLC ("DIRECTV Holdings") and DIRECTV Financing Co., Inc. ("DIRECTV Financing") and the additional registrants (the "additional registrants" and together with DIRECTV Holdings and DIRECTV Financing, the "Registrants") in connection with the offering described in this Registration Statement (all of which will be borne by the Registrants). All amounts shown are estimated.

SEC registration fee	$	*
Printing expenses		+
Legal fees and expenses		+
Audit fees and expenses		+
Miscellaneous expenses		+
Trustee fees and expenses		+

Total	$	+

*
In accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of the registration fee for the securities offered by this prospectus.

+
Estimated expenses are not presently known.

        The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the Registrants anticipate they will incur in connection with the offering of securities under this registration statement. Information regarding estimated expenses of issuance and distribution of each identified class of securities being registered will be provided at the time information as to such class is included in a prospectus supplement in accordance with Rule 430B.

Item 15.    Indemnification of Directors and Officers

Delaware Corporations

        DIRECTV, DIRECTV Financing Co., Inc., DIRECTV Customer Services, Inc., DIRECTV Merchandising, Inc., DIRECTV Programming Holdings I, Inc., and DIRECTV Programming Holdings II, Inc. (the "Delaware Corporations") are each Delaware corporations. Subsection (b)(7) of Section 102 of the Delaware General Corporation Law enables a corporation in its original certificate of incorporation or an amendment to its certificate of incorporation to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director's fiduciary duty, except (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (4) for any transactions from which a director derived an improper personal benefit.

        Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding provided that the director or officer acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that the director or officer has no reasonable cause to believe his conduct was unlawful.

        Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit or proceeding, whether civil. criminal. administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action. suit or proceeding provided that the director or officer acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that the director or officer has no reasonable cause to believe his conduct was unlawful.

        Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of the action or suit provided that the director or officer acted in good final and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which the director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for the expenses which the Court of Chancery or another court shall deem proper.

        Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue of matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of expenses provided for, by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified parry may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture trust or other enterprise against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against liabilities under Section 145.

        By-law Provisions on Indemnification.    Article XI of each of the By-laws of the Delaware Corporations except DIRECTV and Article VIII of the By-laws of DIRECTV sets forth the extent to which the directors, officers, and employees of the Delaware Corporations may be indemnified by the Delaware Corporations against liabilities which they may incur while serving in such capacity. Article XI and Article VIII generally provide that the Delaware Corporations shall indemnify, to the full extent permitted by the law, the directors and officers of the Delaware Corporations (and to such person's heirs, executors, administrators or other legal representatives) who are or were a party to any threatened, pending, or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was the director or officer of the Delaware Corporations, or is or was serving at the request of the Delaware Corporations as a director, officer, employee, fiduciary or member of any other corporation, partnership, joint venture, trust, organization or other enterprise. The Delaware Corporations shall pay the expenses of such directors and officers incurred in defending any proceeding in advance of its final disposition, provided that the director or officer makes an undertaking to repay all amounts advance if it is ultimately determined that the director or officer is not entitled to be indemnified.

        Article XI and Article VIII additionally generally provide that the Delaware Corporations may indemnify, to the full extent permitted by the law, every employee who is not a director or officer of the Delaware Corporations (and to such person's heirs, executors, administrators or other legal representatives) under terms similar to the indemnification of officers and directors described in the preceding paragraph. The advancement of expenses of an employee who is not an officer or director shall be made in a manner provided for by the Board of Directors.

        To the extent permitted by the law, the Board of Directors may authorize the purchase and maintenance of insurance to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise he indemnified by the Delaware Corporations under the provisions of Article XI and Article VIII.

        The rights conferred by Article XI and Article VIII are not exclusive of any other rights which a person may have or acquire under any statute, provision of the certificate of incorporation, by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

        The above discussion of the By-Laws of the Delaware Corporations and of the DGCL is not intended to be exhaustive and is qualified in its entirety by such By-Laws and the DGCL.

Delaware LLCs

        DIRECTV Holdings LLC, DIRECTV Enterprises, LLC, and DIRECTV Home Services, LLC (the "Delaware LLCs") are each limited liability companies organized under the laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act, or the DLLC Act, provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to the standards and restrictions, if any, set forth in its limited liability company agreement.

        Section 18 of the Limited Liability Company Agreement of DIRECTV Holdings, LLC and Section 20 of the Limited Liability Company Agreement of DIRECTV Enterprises, LLC and DIRECTV Home Services, LLC (collectively, the "LLC Agreements") provide that none of the member, any director, any officer or any respective affiliates (each, an "Indemnitee") shall be liable, in damages or otherwise, to the Delaware LLCs or the member for any act or omission performed or omitted to be performed pursuant to authority granted by the LLC Agreements, except if such act or omission results from such Indemnitee's own gross negligence, willful misconduct, criminal conduct, or material breach of the LLC Agreements. Additionally, each Indemnitee shall be entitled to be indemnified and held harmless to the full extent permitted by the law, against all claims, liabilities and expenses of whatever nature (including reasonable attorneys' fees and disbursements), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which an Indemnitee may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to the business of the Delaware LLCs, regardless of whether an Indemnitee continues to be an Indemnitee at the time any such liability or expense is paid or incurred, if (i) the Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in, or not opposed to, the interests of the Delaware LLCs, and (ii) the Indemnitee's conduct would entitle him to indemnification. The Delaware LLCs will pay expenses (including reasonable attorneys' fees and disbursements) incurred in defending a proceeding in advance of the final disposition of the proceeding upon receipt of an undertaking by the Indemnitee to repay such amount if a court of competent jurisdiction determines the Indemnitee is not entitled to be indemnified by the Delaware LLCs as authorized in the LLC Agreements. These rights of indemnification are in addition to any rights to which such director or officer may otherwise be entitled by contract or as a matter of law and shall extend to his successors and assigns. The Delaware LLCs may purchase and maintain insurance on behalf of an Indemnitee and other persons against any liability which may be asserted against, or expense which may be incurred by, any such person in connection with activities of the Delaware LLCs.

        The above discussion of the LLC Agreements and of the DLLC Act is not intended to be exhaustive and is qualified in its entirety by the LLC Agreements and the DLLC Act.

California Corporations

        DIRECTV, Inc. ("the California Corporation") is a corporation domiciled in California. Section 317 of the General Corporation Law of California ("GCLC") sets forth the provisions pertaining to the indemnification of corporate "agents." For purposes of this law, an agent is any person who is or was a director, officer, employee or other agent of the California Corporation, or is or was serving at the request of the California Corporation in such capacity with respect to any other corporation, partnership, joint venture, trust or other enterprise. or was a director, officer, employee or other agent of a predecessor corporation of the California Corporation or of another enterprise at the request of such predecessor corporation. Section 317 mandates the California Corporation's indemnification of agents where the agent's defense of a proceeding is successful on the merits. In other cases. Section 317 allows the California Corporation to indemnify agents for expenses (including amounts paid to defend, settle or otherwise dispose of a threatened or pending action, subject in some cases to court approval) if such agents acted in good faith and in a manner such agents believed to be in the best interests of the California Corporation, and if the indemnification is authorized by (1) a majority vote of a quorum of the California Corporation's Boards of Directors consisting of directors who are not party to the proceedings; (2) approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon; or (3) the court in which the proceeding is or was pending upon application by certain designated parties. Under certain circumstances. the California Corporation can indemnify an agent even when the agent is found liable. Section 317 also allows the California Corporation to advance expenses to their agents for certain actions upon receiving an undertaking by the agent that he or she will reimburse the California Corporation if the agent is found liable.

        By-law Provisions on Indemnification.    Article XI of the By-Laws of DIRECTV, Inc. sets forth the extent to which the directors, officers, and employees of the California Corporations may be indemnified by the California Corporation against liabilities which they may incur while serving in such capacity. This By-Law Article generally provides that the California Corporation shall indemnify, to the full extent permitted by the law, the directors and officers of the California Corporation against expenses, judgments, lilies. settlements and other amounts incurred in any proceeding arising by reason of the fact that any such person is or was a director or officer of the California Corporation. A director or officer includes any person who is serving at the request of the California Corporation as a director or officer of another corporation or enterprise or was a director or officer of a corporation that was a predecessor corporation of the California Corporation or of another enterprise at the request of such predecessor corporation. The California Corporation shall pay the expenses of such directors and officers incurred in defending any proceeding in advance of its final disposition to the maximum extent permitted by law.

        The indemnification provisions in the California Corporation's By-Laws additionally provide that the Board of Directors of the California Corporation may either choose or refuse to indemnify or advance expenses to other agents of the corporation, except to the extent that indemnification is mandatory under the GCLC.

        The above discussion of the By-Laws of the California Corporation and of the GCLC is not intended to be exhaustive and is qualified in its entirety by such By-Laws and the GCLC.

California LLCs

        DIRECTV Operations, LLC ("DIRECTV Operations") and LABC Productions, LLC ("LABC LLC") are limited liability companies organized under the laws of the State of California.

        Section 17155 of the Beverly-Killea Limited Liability Company Act of California ("CLLCA") provides that, except for a breach of duty, the articles of organization or written operating agreement of a limited liability company may provide for indemnification of any person, including, without limitation, any manager, member, officer, employee or agent of the limited liability company, against judgments, settlements, penalties, fines or expenses of any kind incurred as a result of acting in that capacity. The CLLCA further provides that a limited liability company shall have power to purchase and maintain insurance on behalf of any manager, member, officer, employee or agent of the limited liability company against any liability asserted against or incurred by the person in that capacity or arising out of the person's status as a manager, member, officer, employee or agent of the limited liability company.

        Section 18 of the Limited Liability Company Agreement of each of DIRECTV Operations and LABC LLC (the "LLC Agreements") provides that none of the member, any director, any officer or any respective affiliates (each, an "Indemnitee") shall be liable, in damages or otherwise, to DIRECTV Operations or LABC LLC or its respective member for any act or omission performed or omitted to be performed pursuant to authority granted by the LLC Agreements, except if such act or omission results from such Indemnitee's own gross negligence, willful misconduct, criminal conduct, or material breach of the LLC Agreements. Additionally, each Indemnitee shall be entitled to be indemnified and held harmless to the full extent permitted by the law, against all claims, liabilities and expenses of whatever nature (including reasonable attorneys' fees and disbursements), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which an Indemnitee may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to the business of DIRECTV Operations or LABC LLC, as the case may be, regardless of whether an Indemnitee continues to be an Indemnitee at the time any such liability or expense is paid or incurred, if (i) the Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in, or not opposed to, the interests of DIRECTV Operations or LABC LLC, as the case may be, and (ii) the Indemnitee's conduct would entitle him to indemnification. DIRECTV Operations and LABC LLC will pay expenses (including reasonable attorneys' fees and disbursements) incurred in defending a proceeding in advance of the final disposition of the proceeding upon receipt of an undertaking by the Indemnitee to repay such amount if a court of competent jurisdiction determines the Indemnitee is not entitled to be indemnified by DIRECTV Operations or LABC LCC as authorized in the applicable LLC Agreement. These rights of indemnification are in addition to any rights to which such director or officer may otherwise be entitled by contract or as a matter of law and shall extend to his successors and assigns. DIRECTV Operations or LABC LLC, as the case may be, may purchase and maintain insurance on behalf of an Indemnitee and other persons against any liability which may be asserted against, or expense which may be incurred by, any such person in connection with activities of DIRECTV Operations or LABC LLC, as the case may be.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrants as disclosed above, the registrants have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.    Exhibits

1.1	Form of Underwriting Agreement.*
4.1	Form of Senior Note Indenture.+
5.1	Opinion of Weil, Gotshal & Manges LLP.+
12.1	Computation of Ratio of Earnings to Fixed Charges.+
23.1	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1 filed herewith).
23.2	Consent of Deloitte & Touche LLP.+
23.3	Consent of Deloitte & Touche LLP.+
24.1	Power of Attorney with respect to DIRECTV signatories (included on signature page).
24.2	Power of Attorney with respect to DIRECTV Holdings LLC signatories (included on signature page).
24.3	Power of Attorney with respect to DIRECTV Financing Co., Inc. signatories (included on signature page).
24.4	Power of Attorney with respect to the Guarantors listed on Schedule A signatories (included on signature page).
25.1	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A.+

(*)
To be filed by amendment or as an exhibit to a document filed by DIRECTV Holdings LLC and DIRECTV Financing Co., Inc. under the Securities Exchange Act of 1934 and incorporated herein by reference.

(+)
Filed herewith.

Item 17.    Undertakings

        The undersigned Registrants hereby undertake:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities in the post-effective amendment at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

           (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

        (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)  Any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

           (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrants or used or referred to by the undersigned Registrants;

          (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or its securities provided by or on behalf of the undersigned Registrants; and

          (iv)  Any other communication that is an offer in the offering made by the undersigned Registrants to the purchaser.

        (6)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of DIRECTV, DIRECTV Holdings and DIRECTV Financing's annual reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (7)   To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

        (8)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities and Exchange Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on the 10th day of August, 2010.

DIRECTV
By:	/s/ PATRICK T. DOYLE
	Name:	Patrick T. Doyle
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

        KNOW ALL BY THESE PRESENTS, that each person whose name appears below hereby constitutes and appoints Larry D. Hunter and Keith U. Landenberger such person's true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, to sign for such person and in such person's name and capacity indicated below, any and all amendments to this Registration Statement, including post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of August 10, 2010.

Signature	Title	Date

/s/ MICHAEL D. WHITE Michael D. White	President, Chief Executive Officer and Director (Principal Executive Officer)	August 10, 2010
/s/ PATRICK T. DOYLE Patrick T. Doyle	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 10, 2010
/s/ JOHN F. MURPHY John F. Murphy	Senior Vice President and Controller (Principal Accounting Officer)	August 10, 2010
Neil R. Austrian	Director	August 10, 2010
/s/ RALPH F. BOYD, JR. Ralph F. Boyd, Jr.	Director	August 10, 2010

Signature	Title	Date

/s/ SAMUEL A. DIPIAZZA, JR. Samuel A. DiPiazza Jr.	Director	August 10, 2010
Charles R. Lee	Director	August 10, 2010
/s/ PETER A. LUND Peter A. Lund	Director	August 10, 2010
Nancy S. Newcomb	Director	August 10, 2010

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on the 10th day of August, 2010.

DIRECTV HOLDINGS LLC
By:	/s/ PATRICK T. DOYLE
	Name:	Patrick T. Doyle
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Larry D. Hunter or Keith U. Landenberger or any of them, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them or their substitute or substitutes, could lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of August 10, 2010.

Signature	Title	Date

/s/ MICHAEL D. WHITE Michael D. White	President, Chief Executive Officer and Director (Principal Executive Officer)	August 10, 2010
/s/ LARRY D. HUNTER Larry D. Hunter	Executive Vice President and Director	August 10, 2010
/s/ PATRICK T. DOYLE Patrick T. Doyle	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	August 10, 2010
/s/ JOHN F. MURPHY John F. Murphy	Senior Vice President and Controller (Principal Accounting Officer)	August 10, 2010

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on the 10th day of August, 2010.

DIRECTV FINANCING CO., INC.
By:	/s/ PATRICK T. DOYLE
	Name:	Patrick T. Doyle
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Larry D. Hunter or Keith U. Landenberger or any of them, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them or their substitute or substitutes, could lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of August 10, 2010.

Signature	Title	Date

/s/ MICHAEL D. WHITE Michael D. White	President and Chief Executive Officer (Principal Executive Officer)	August 10, 2010
/s/ LARRY D. HUNTER Larry D. Hunter	Executive Vice President and Director	August 10, 2010
/s/ PATRICK T. DOYLE Patrick T. Doyle	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 10, 2010
/s/ JOHN F. MURPHY John F. Murphy	Senior Vice President and Controller (Principal Accounting Officer)	August 10, 2010

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on the 10th day of August, 2010.

The Guarantors Listed on Schedule A
By:	/s/ PATRICK T. DOYLE
	Name:	Patrick T. Doyle
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Larry D. Hunter or Keith U. Landenberger or any of them, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them or their substitute or substitutes, could lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of August 10, 2010.

Signature	Title	Date

/s/ MICHAEL D. WHITE Michael D. White	President and Chief Executive Officer (Principal Executive Officer)	August 10, 2010
/s/ LARRY D. HUNTER Larry D. Hunter	Executive Vice President and Director	August 10, 2010
/s/ PATRICK T. DOYLE Patrick T. Doyle	Executive Vice President and Chief Financial Office (Principal Financial Officer)	August 10, 2010
/s/ JOHN F. MURPHY John F. Murphy	Senior Vice President and Controller (Principal Accounting Officer)	August 10, 2010

SCHEDULE A

DIRECTV ENTERPRISES, LLC
DIRECTV CUSTOMER SERVICES, INC.
DIRECTV MERCHANDISING, INC.
DIRECTV OPERATIONS, LLC
DIRECTV, INC.
DIRECTV HOME SERVICES, LLC
DIRECTV PROGRAMMING HOLDINGS I, INC.
DIRECTV PROGRAMMING HOLDINGS II, INC.
LABC PRODUCTIONS, LLC